UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  July 27, 2006

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN

1-13923

39-0690900

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business And Operations

Item 1.01

Entry into a Material Definitive Agreement

The Company amended and restated its senior credit facility on July 27, 2006.  See Item 2.03, the text of which is herein incorporated by reference.

Section 2 – Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Credit Facility

On July 27, 2006, the Company amended and restated its existing senior credit facility to provide an unsecured $125 million facility which will expire on July 27, 2011.  The credit agreement was entered into between the Company and Bank of America, N.A., M&I Marshall & Ilsley Bank, Harris N.A., Wells Fargo Bank N. A., and Northwest Farm Credit Services, PCA (the “Credit Agreement”).  The facility provides sublimits of $50 million for the issuance of standby letters of credit and $10 million for certain short-term bid loans.  The agreement had previously provided for an unsecured $100 million credit facility which was due to expire on August 31, 2008.  The Company has an option to increase the facility to $175 million, subject to the consent of the lenders in accordance with the terms of the Credit Agreement.

The Company will pay an annual facility fee (initially, .175%) and interest on borrowed funds other than bid loans based on the Eurodollar rate then in effect plus a stated margin (initially, .70%), each as determined by the Company’s consolidated leverage ratio (consolidated indebtedness to consolidated capitalization).  Loans under the facility are guaranteed by the Company’s principal operating subsidiaries.  The Company is required to maintain a consolidated leverage ratio of not more than 55%, a consolidated interest coverage ratio (EBITDDA to interest expense) of not less than 3.0 to 1, and a consolidated net worth of $285.4 million (as increased by 25% of net quarterly income and proceeds from equity sales).  The Credit Agreement also contains representations and warranties, covenants, and provisions for default customary for facilities of this nature for customers of the banks having similar creditworthiness.  The Credit Agreement also provides for the acceleration of the maturity of any loans, at the option of the lenders, upon a change in control of the company, as defined in the agreement.

Forward-Looking Statements

Statements concerning the Company’s anticipated borrowing needs and expectations concerning operations constitute forward-looking information regarding the Company pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  While the Company believes that these forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and all such statements involve risk and uncertainties that could cause actual results to differ materially from those contemplated in this report.  The assumptions, risks, and uncertainties relating to the forward-looking statements in this report include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at Company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the Company’s Form 10-K for the year ended December 31, 2005, and from time to time, in the Company’s other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

99.1

$125,000,000 Credit Agreement dated July 27, 2006 among Wausau Paper and Bank of America, N.A., M & I Marshall & Ilsley Bank, Harris N.A., Wells Fargo Bank N. A., and Northwest Farm Credit Services, PCA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  July 27, 2006

By:

SCOTT P. DOESCHER

Scott P. Doescher

Senior Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated July 27, 2006

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

99.1

$125,000,000 Credit Agreement dated July 27, 2006 among Wausau Paper and Bank of America, N.A., M&I Marshall & Ilsley Bank, Harris N.A., Wells Fargo Bank N. A., and Northwest Farm Credit Services, PCA